Exhibit 5.1

Andrews Kurth LLP
111 Congress Avenue, Suite 1700
Austin, Texas 78701
+1.512.320.9200 Phone
+1.512.320.9292 Fax
andrewskurth.com

Michael Sullivan
(512) 320-9287 Phone
(512) 481-4987 Fax
michaelsullivan@andrewskurth.com

November 6, 2013

Mavenir Systems, Inc.

1700 International Parkway, Suite 200

Richardson, Texas 75081

RE: Mavenir Systems, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Mavenir Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of its Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale by the Company of up to an additional 650,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), (ii) the amendment to the Certificate of Incorporation to effect the reverse stock split that is described in the Company’s Registration Statement on Form S-1 (File No. 333-191563), (iii) the Amended and Restated Certificate of Incorporation of the Company to be filed and effective in connection with the sale of the Shares, (iv) the Bylaws of the Company as in effect on the date hereof and at the time of the adoption of the resolutions by the Board of Directors approving the issuance of the Shares, as certified to us by a Company officer, (v) an underwriting agreement to be entered into by the Company and the underwriters (the “Underwriting Agreement”), (vi) certain resolutions of the Board of Directors of the Company, as certified to us by a Company officer, and (vii) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. As to all matters of fact material to such opinion, we have relied upon representations of officers of the Company.

In our examination, we have assumed and have not independently established or verified (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, conformed, photostatic or faxed copies.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that when issued, sold and paid for in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

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Mavenir Systems, Inc.

November 6, 2013

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware (which is deemed to include the statutory provisions thereof, applicable provisions of the Delaware Constitution and reported judicial opinions interpreting the foregoing), and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law.

Respectfully submitted,

/s/ Andrews Kurth LLP

Andrews Kurth LLP